UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 2, 2007
                Date of Report (Date of earliest event reported)

                         SAMARITAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                     0-26775               88-0431538
(State or other Jurisdiction (Commission File Number)     (IRS Employer
     of Incorporation)                                 Identification No.)

                     101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada             89109
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (702) 735-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e4(c))


Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Samaritan Pharmaceuticals Inc. announces it has requested a hearing before the AMEX's listing qualifications panel to appeal the AMEX's decision that the Company's plan, submitted to the AMEX on December 6, 2006 to bring it into compliance by May 6, 2008, is not accepted.

Previously on November 6, 2006 and on January 30, 2007 , the American Stock Exchange ("AMEX") Listing Qualifications staff notified the Company it no longer complies with Exchange's continued listing standard due our shareholder's equity of less than $4 million and losses from continuing operations and/or losses in three out of its four most recent fiscal years, as set forth in Section 1003(a)(ii) of the Company guide; with our shareholder's equity of less than $6 million from continuing operations and/or net losses in its five most recent fiscal years, as set forth in Section 1003(a)(iii) of the Company Guide; and with our low selling price, as set forth in Section 1003(f)(v) of the Company guide, and that its securities are, therefore, subject to being delisted from the AMEX Exchange.

Pursuant to Section 1009 of the AMEX Company Guide, the Company was offered the opportunity to submit a plan of compliance advising the Exchange of action that it has taken or would take to bring the Company into compliance by May 6, 2008. On December 6, 2006, the Company submitted its plan of compliance. On January 30, 2007, the company was notified that its plan was not accepted. In accordance with Sections 1203 and 1009(d) of the Company Guide, Samaritan has a right to appeal by requesting a hearing. On February 1, 2007, the company filed the request for an appeal.

The company intends to explore listing on another exchange, such as the OTC Bulletin Board, in case the Company's appeal is unsuccessful.

Item 7.01  Regulation FD Disclosure.

On February 2, 2007, the Company issued a press release announcing the AMEX notice, a copy of which is attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.


Not applicable.


(b) Pro forma financial information.


Not applicable.


(c) Exhibits.

Exhibit
Number  Description
99.1    Press Release of Samaritan Pharmaceuticals dated as of February 2, 2007.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        Date: February 2, 2007


                                                        By: /s/Eugene J. Boyle
                                                       ------------------------
                                                            Eugene J. Boyle
                                                        Chief Financial Officer